UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2008

CYGNE DESIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22102	04-2843286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 16, 2008, Cygne Designs, Inc. (the “Company”) received a Nasdaq Deficiency Letter from The Nasdaq Stock Market (“Nasdaq”). Nasdaq had previously notified the Company on January 14, 2008 that it had failed to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4) for the previous 30 consecutive days. Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days to regain compliance. The Company did not regain compliance within the prescribed period and is not eligible for an additional 180 day compliance period. Accordingly, unless the Company requests an appeal of the determination, trading of the Company’s common stock will be suspended at the opening of business on July 25, 2008 and the Company’s securities will be removed from listing and registration on The Nasdaq Stock Market.

(d) Exhibits.

Exhibit 99.1	Press release dated July 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.

Date: July 22, 2008	By:	/s/ Nomaan Yousef
	Name:	Nomaan Yousef
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated July 22, 2008.